UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 24, 2008 (June 23, 2008)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(229) 226-9110

n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	— Entry into a Material Definitive Agreement
     On June 23, 2008, Flowers Foods, Inc. (“Flowers”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with Peachtree Acquisition Co., LLC, an Arizona limited liability company, (“Merger Sub”), Holsum Bakery, Inc., an Arizona corporation, (“Holsum”) and Lloyd Edward Eisele, Jr. and The Lloyd Edward Eisele, Jr. Revocable Trust. The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, the holding company of Holsum will merge with and into Merger Sub, a wholly owned subsidiary of Flowers. Under the terms of the Merger Agreement, the aggregate merger consideration is $150,000,000, less adjustments for certain obligations of Holsum. Fifty percent (50%) of the merger consideration will be paid in cash and Flowers will issue shares of Flowers common stock, par value $.01 per share (the “Flowers Stock”) to the Holsum shareholders as payment of the other fifty percent (50%) of the merger consideration in connection with the transaction.
     The parties have made customary representations, warranties and covenants in the Merger Agreement, and the completion of the merger is subject to regulatory approvals, including, without limitation, regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and customary closing conditions. In addition, the Merger Agreement contains certain termination rights for each of Flowers and Holsum.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. Flowers expects to file a copy of the Merger Agreement as a part of an amendment to this Form 8-K as soon as practicable. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	— Unregistered Sales of Equity Securities
     The information set forth in Item 1.01 of this Report is incorporated into this Item 3.02 by this reference.
     The shares of Flowers Stock will be issued to the shareholders of Holsum in connection with the transactions contemplated by the Merger Agreement in reliance upon the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof and Regulation D thereunder. Flowers will rely on the representations, warranties, certifications and agreements of the Holsum shareholders, including their agreement with respect to restrictions on resale, in support of their satisfaction of the conditions contained in Section 4(2) and Regulation D under the Securities Act.

Item 9.01	— Financial Statements and Exhibits
(d)  Exhibits
The following exhibits are furnished as part of this Report:

Exhibit No.	Description

99.1	Press Release dated June 23, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
	By:	/s/ R. Steve Kinsey
		Name:	R. Steve Kinsey
		Title:	Executive Vice President and Chief Financial Officer
Date: June 24, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 23, 2008